CITIFUNDS INSTITUTIONAL TRUST


Certificate of Amendment


	The undersigned, being the Assistant Secretary of CitiFunds Institutional Trust (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust's Amended and Restated Declaration of Trust, dated September 28, 2001 (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees of the Trust at a meeting duly called and held on November 13, 2006, the Establishment and Designation of Series and the Establishment and Designation of Classes, Exhibit A and Exhibit B to the Declaration of Trust, respectively, have been amended to read as set forth in Exhibits
A and B attached to this Certificate.


      IN WITNESS WHEREOF, the undersigned has set his hand this 22nd day of December, 2006 .



						      Thomas C. Mandia
      Assistant Secretary



Exhibit A

Establishment and
Designation of Series of Shares of
Beneficial Interest
	The Trustees of the Trust, acting pursuant to the Trust's
Declaration, have established and designated the series (each, a
"Fund") of Shares of Beneficial Interest listed below.
	1.	The Funds are as follows:

Citi Institutional Liquid Reserves;
Citi Institutional Cash Reserves;
Citi Institutional Tax Free Reserves;
Citi Institutional Enhanced Income Fund;
Citi Institutional U.S. Treasury Reserves;
SMASh Series C Fund;
SMASh Series M Fund;
SMASh Series EC Fund;
SMASh Series HY Fund; and
SMASh Series MEC Fund.
	2.	Each Fund shall be authorized to hold cash, invest in
securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities
Act of 1933 to the extent pertaining to the offering of Shares of the Fund.  Each Share of each Fund shall be redeemable as
provided in the Declaration.  Subject to differences among
classes, each Share of each Fund shall be entitled to vote on matters on which Shares of the Fund shall be entitled to vote as provided in Section 6.8 of the Trust's Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration. The proceeds of sales of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.
	3.	Shareholders of each Fund shall vote separately as a
class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to the
Fund as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act or any successor rule, and the Declaration.
	4.	The assets and liabilities of the Trust shall be
allocated among each Fund and any series of the Trust designated in the future as set forth in Section 6.9 of the Declaration.
	5.	Subject to the provisions of Section 6.9 and Article IX
of the Declaration, the Trustees (including any successor
Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund, or otherwise to change the special and relative rights of each Fund.
	6.	Any Fund may be terminated by the Trustees at any time
by written notice to the Shareholders of the Fund.



Exhibit B

Establishment and Designation
of Classes
	Pursuant to Section 6.10 of the Declaration, the
Trustees have divided the Shares of each of Citi
Institutional Liquid Reserves, Citi Institutional Cash
Reserves, Citi Institutional Enhanced Income Fund and Citi Institutional U.S. Treasury Reserves to create the classes of Shares, within the meaning of Section 6.10, listed below.
	1.	The classes of Shares of Citi Institutional
Liquid Reserves are designated "Class A Shares, " "Class C Shares", "Class D Shares", "SVB Securities Liquid Reserves Shares" and "SVB Securities Institutional Liquid Reserves
Shares. "
      The classes of Shares of Citi Institutional Cash
Reserves are designated "Class I Shares", "Class L Shares", "Class O Shares", "Class S Shares" and "SVB Securities
Horizon Shares. "
      The classes of Shares of Citi Institutional Enhaced
Income Fund are designated "Class I Shares", "Class Y
Shares" and "SVB Securities Enhanced Income Shares. "
      The classes of Shares of Citi Institutional U.S.
Treasury Reserves are designated "Class A Shares" and "SVB Securities Institutional U.S. Treasury Reserves Shares. "
	2.	Shares of each class are entitled to all the
rights and preferences accorded to Shares under the
Declaration.
	3.	For Shares of each class, the purchase price, the
method of determination of the net asset value, the price,
the terms and manner of redemption, any conversion feature,
the relative dividend rights of holders thereof, and any
other rights, privileges, features or qualifications, shall
be as determined from time to time by the Trustees of the
Trust in accordance with the Declaration as set forth in the current prospectus and statement of additional information of the Trust or any series thereof relating to the class, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as
amended.
	4.	A class of Shares of any series of the Trust may
be terminated by the Trustees at any time by written notice to the Shareholders of the class.

DCDOCS/666763.3/0447785-0000321930
DCDOCS/666763.3/0447785-0000321930